FOR IMMEDIATE RELEASE                                               Contact:
                                                                    Maria Duey
                                                                    313-792-5500

                 MASCO CORPORATION REPORTS FIRST QUARTER RESULTS

                      INCREASES FULL-YEAR EARNINGS GUIDANCE

                          MASCO CORPORATION HIGHLIGHTS:

     FIRST QUARTER 2006

     - Net sales from continuing operations increased nine percent to a first quarter record $3.2 billion.

     - Income from continuing operations was $219 million or $.53 per common share, excluding costs and charges associated with the Plumbing Products segment; including such charges, income was $208 million or $.51 per common share.

     - The Company returned $408 million to shareholders through share repurchases and dividends.

     - The quarterly dividend was increased by 10 percent, from $.20 to $.22 per common share, making 2006 the 48th consecutive year in which dividends have been increased.

     - The Company had approximately $800 million in cash and marketable securities at March 31.

     Taylor, Michigan (May 2, 2006) - Masco Corporation (NYSE: MAS) today reported that net sales from continuing operations for the quarter ended March 31, 2006 increased nine percent to a first quarter record of $3.2 billion compared with $2.9 billion for the first quarter of 2005. North American sales increased 13 percent and International sales decreased five percent. In local currencies, International sales increased three percent compared with the first quarter of 2005.

     Income from continuing operations before the cumulative effect of an accounting change, net, and excluding costs and charges associated with profit improvement programs in the Plumbing Products segment for the first quarter of 2006, was $219 million or $.53 per common share compared with $207 million or $.47 per common share for the comparable period of 2005. The first quarters of 2006 and 2005 benefited from net gains from the sale of financial investments of $.01 and $.06 per common share, respectively.

     Income from continuing operations before the cumulative effect of an accounting change, net, for the first quarter of 2006 was $208 million or $.51 per common share including $17 million pre-tax of costs and charges associated with profit improvement programs in the Plumbing Products segment.

     Net income for the first quarter of 2006 was $204 million or $.50 per common share after giving recognition to the cumulative effect of an accounting change, net, of $3 million or $.01 per common share related to share-based compensation for stock appreciation rights for foreign operations. Net income for the first quarter of 2005 was $231 million or $.52 per common share which included income of $24 million or $.06 per common share related to discontinued operations.

     As part of its profit improvement programs, the Company announced a plant closure in the Plumbing Products segment in January 2006. The Company incurred $17 million pre-tax or $.03 per common share, of costs and charges associated with this plant closure and other profit improvement programs in the Plumbing Products segment in the first quarter of 2006 and, as previously announced, expects to incur additional costs throughout 2006. Implementing these programs should improve the Company's earnings outlook for 2007 and beyond.

     The Company's 2006 first quarter results, seasonally the lowest of the year, while better than expected, nevertheless continued to be adversely affected by recent cost increases in commodity, energy and freight costs, offset in part by selling price increases for certain products. The Company has implemented and continues to implement additional selling price increases for a number of its products and believes that by the end of the first half of 2006, many of these cost increases will be largely offset by such price increases.

     Assuming no further significant commodity and energy cost increases and excluding costs associated with its profit improvement programs and any other items, the Company believes, based on current business trends, that it will now achieve 2006 full-year earnings from continuing operations in a range of $2.40 to $2.50 per common share compared to the Company's previous guidance of $2.35 to $2.45 per common share. Including planned costs and charges related to plant closures and other profit improvement programs in the Plumbing Products segment, which are presently expected, in aggregate, to approximate $70 million pre-tax ($.11 per common share) in 2006, earnings from continuing operations are expected to be in a range of $2.29 to $2.39 per common share.

     Headquartered in Taylor, Michigan, Masco Corporation is one of the world's leading manufacturers of home improvement and building products, as well as a leading provider of services that include the installation of insulation and other building products.

     A conference call regarding items contained in this release is scheduled for Tuesday, May 2, 2006 at 11:00 a.m. ET. Participants in the call are asked to register five to ten minutes prior to the scheduled start time by dialing (719) 457-2641 (confirmation #3757634). The conference call will be webcast simultaneously on the Company's website at www.masco.com and supplemental material, including the financial data referred to on the call and a reconciliation of non-GAAP information provided on the call, will also be available on the website. A replay of the call will be available on Masco's website or by phone by dialing (719) 457-0820 (replay access code #3757634) approximately two hours after the end of the call and will continue through May 9, 2006.

     Masco Corporation's press releases and other information are available through the Company's toll free number, 1-888-MAS-NEWS, or under the Investor Relations section of Masco's website at www.masco.com.

     Statements contained herein may include certain forward-looking statements regarding Masco's future sales, earnings growth potential and other developments. Actual results may vary materially because of external factors such as housing starts, commodity costs, interest rate fluctuations, changes in consumer spending and other factors over which management has no control. The Company believes that certain non-GAAP performance measures and ratios, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. Non-GAAP performance measures and ratios should be viewed in addition to, and not as an alternative for, the Company's reported results under accounting principles generally accepted in the United States. Additional information about the Company's products, markets and conditions, which could affect the Company's future performance, is contained in the Company's filings with the Securities and Exchange Commission and is available on Masco's website at www.masco.com. Masco undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

                                     # # # #

                                MASCO CORPORATION
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
               FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005
                   (IN MILLIONS EXCEPT PER COMMON SHARE DATA)

                                                            Three Months
                                                          Ended March 31,
                                                          ---------------
                                                           2006     2005
                                                          ------   ------
Net sales                                                 $3,186   $2,914
Cost of sales                                              2,306    2,086
                                                          ------   ------
   Gross profit                                              880      828
Selling, general and administrative expenses                 523      495
(Income) regarding litigation settlement                      --       (2)
                                                          ------   ------
   Operating profit                                          357      335
Other income (expense), net                                  (30)     (22)
                                                          ------   ------
   Income from continuing operations before income
      taxes, minority interest and cumulative effect of
      accounting change, net                                 327      313
Income taxes                                                 113      101
                                                          ------   ------
   Income from continuing operations before
      minority interest and cumulative effect of
      accounting change, net                                 214      212
Minority interest                                              6        5
                                                          ------   ------
   Income from continuing operations before
      cumulative effect of accounting change, net            208      207
      (Loss) income from discontinued operations,
         net of income taxes                                  (1)      24
   Cumulative effect of accounting change, net                (3)      --
                                                          ------   ------
   Net income                                             $  204   $  231
                                                          ======   ======
Earnings per common share (diluted):
      Income from continuing operations before
      cumulative effect of accounting change, net         $ 0.51   $ 0.47
      (Loss) income from discontinued operations,
         net of income taxes                                  --     0.06
      Cumulative effect of accounting change, net          (0.01)      --
                                                          ------   ------
      Net income                                          $ 0.50   $ 0.52
                                                          ======   ======
Average diluted common shares outstanding                    411      443
                                                          ======   ======

                                MASCO CORPORATION
                        BUSINESS AND FINANCIAL HIGHLIGHTS

FIRST QUARTER 2006

- Net sales from continuing operations increased nine percent with North American sales increasing 13 percent and International sales, which were negatively affected by a stronger U.S. dollar, principally against the Euro, decreasing five percent. In local currencies, International sales increased three percent compared with the first quarter of 2005.

- Sales of assembled cabinets, paints and stains and installation services each increased double digits in the quarter.

- Key retailer sales from continuing operations increased seven percent in the 2006 first quarter compared with a decline of one percent in the 2005 first quarter and an increase of five percent in the 2005 fourth quarter.

- Sales increases by segment in the 2006 first quarter versus the 2005 first quarter were:

     -    Cabinets and Related Products sales increased nine percent;

     -    Plumbing Products sales increased five percent;

     -    Installation and Other Services sales increased 16 percent;

     -    Decorative Architectural Products sales increased 10 percent; and

     -    Other Specialty Products sales increased five percent.

                                MASCO CORPORATION
                        BUSINESS AND FINANCIAL HIGHLIGHTS

FIRST QUARTER 2006 (CONTINUED)

- Income from continuing operations before the cumulative effect of an accounting change, net, and excluding costs and charges associated with profit improvement programs in the Plumbing Products segment for the first quarter of 2006 was $219 million or $.53 per common share compared with analysts' consensus estimates of $.46 per common share. Income from continuing operations for the first quarter of 2005 was $207 million or $.47 per common share.

- Results for the first quarters of 2006 and 2005 benefited from net gains from the sale of financial investments of $.01 and $.06 per common share, respectively.

- The first quarters of 2006 and 2005 included currency transaction gains (losses) of $.01 and ($.02) per common share, respectively. The first quarter of 2005 also included tax benefits of $.02 per common share related to the adjustment of estimated tax accruals.

- First quarter 2006 results continued to be adversely affected by increases in recent quarters in commodity, energy and freight costs. The Company has already implemented and continues to implement additional selling price increases for a number of its products and believes that by the end of the first half of 2006, many of these cost increases will be largely offset by such price increases.

- Income from continuing operations before the cumulative effect of an accounting change, net, for the first quarter of 2006 was $208 million or $.51 per common share including $17 million pre-tax of costs and charges associated with profit improvement programs in the Plumbing Products segment.

                                MASCO CORPORATION
                        BUSINESS AND FINANCIAL HIGHLIGHTS

FIRST QUARTER 2006 (CONTINUED)

- On January 1, 2003, the Company elected to prospectively change its method of accounting for stock-based compensation; accordingly, stock options granted, modified or settled subsequent to January 1, 2003 were accounted for using the fair value method and have been expensed in the Company's financial statements. Effective January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123R, "Share-Based Payment," ("SFAS No. 123R") and began recording expense for unvested stock options awarded prior to January 1, 2003 through the remaining vesting periods. The Company currently estimates that stock-based compensation expense for full-year 2006 will approximate $100 million pre-tax as compared to $75 million pre-tax for 2005. In addition, as a result of the adoption of SFAS No. 123R, the Company also recorded $3 million (after-tax) as a cumulative effect of an accounting change, net, for stock appreciation rights for foreign operations.

- Net income for the first quarter of 2006 was $204 million or $.50 per common share after giving recognition to the cumulative effect of an accounting change, net, of $3 million or $.01 per common share related to share-based compensation. Net income for the first quarter of 2005 was $231 million or $.52 per common share which included $24 million or $.06 per common share of income related to discontinued operations.

-    Gross margins were 27.6 percent in the 2006 first quarter compared with
     28.4 percent in the 2005 first quarter. Operating profit margins, as reported, were 11.2 percent in the first quarter of 2006 compared with 11.5 percent in the first quarter of 2005. Operating profit margins in the first quarter of 2006 include the negative effect of costs and charges related to the Company's profit improvement programs in the Plumbing Products segment. Excluding these charges of $17 million pre-tax in 2006 and the income regarding litigation settlement of $2 million pre-tax in 2005, operating profit margins were 11.7 percent and 11.4 percent for the first quarters of 2006 and 2005, respectively.

- SG&A expenses as a percent of sales, including general corporate expense, were 16.4 percent in the 2006 first quarter compared with 17.0 percent in the 2005 first quarter.

- General corporate expense was 1.5 percent of sales in the first quarter of 2006 compared with 1.6 percent in the comparable period of 2005.

                                MASCO CORPORATION
                        BUSINESS AND FINANCIAL HIGHLIGHTS

FIRST QUARTER 2006 (CONTINUED)

- Accounts receivable days at the end of the first quarter were 50 days compared with 51 days a year ago.

- Inventory days at the end of the first quarter were 49 days compared with 50 days a year ago.

- Accounts payable days at the end of the first quarter were 34 days compared with 37 days a year ago.

- Working capital at March 31, 2006 (defined as accounts receivable and inventories less accounts payable) improved to 17.6 percent of the last twelve months' sales from 18.0 percent a year earlier.

- The Company's tax rate was 34.6 percent for the first quarter of 2006 compared with 32.3 percent for the comparable period of the prior year. The lower tax rate for the first quarter of 2005 compared with the first quarter of 2006 resulted primarily from certain adjustments to estimated tax accruals related to International operations recognized in the first quarter of 2005. The Company's 2005 tax rate on income from continuing operations, excluding the goodwill impairment charges and the adjustment of deferred taxes related to certain European operations, would have been 35 percent for full-year 2005. The Company currently estimates that its tax rate on income from continuing operations for 2006 will approximate 34 to 35 percent.

- At the end of the quarter, the Company had a strong balance sheet with approximately $800 million in cash and marketable securities and $2 billion in unused bank lines.

- In the first quarter of 2006, the Company retired $800 million of 6.75% notes due March 15, 2006. Debt as a percent of total capitalization was 46 percent at both March 31, 2006 and 2005.

                                MASCO CORPORATION
                        BUSINESS AND FINANCIAL HIGHLIGHTS

FIRST QUARTER 2006 (CONCLUDED)

- For the twelve months ended March 31, 2006 and March 31, 2005, return on invested capital (as reported) was 12.9 percent and 11.6 percent, respectively. For the twelve months ended March 31, 2006 and March 31, 2005, return on invested capital (as reconciled) was 13.3 percent and 12.7 percent, respectively. The Company continues to believe that, excluding the Plumbing Products segment costs and charges which are expected to aggregate approximately $70 million pre-tax in 2006, it will approximate its 15 percent return on invested capital goal by the end of 2006, and its approximate 18 percent goal by 2010.

- During the quarter, the Company repurchased and retired approximately 10 million shares of Company common stock. The Company had approximately 19 million common shares remaining under its repurchase authorization at March 31, 2006.

- The Company's diluted common shares for purposes of calculating earnings per common share were 411 million for the first quarter of 2006 compared with 443 million for the first quarter of 2005.

- During the quarter, the Board of Directors increased the quarterly dividend 10 percent, from $.20 to $.22 per common share, making 2006 the 48th consecutive year in which dividends have been increased.

FULL-YEAR OUTLOOK

- In April 2006, the Company completed the sale of two relatively small businesses for gross proceeds of approximately $49 million; aggregate net sales for these businesses were $46 million for the year ended December 31, 2005 and $11 million for the first quarter of 2006.

- The Company has already implemented and continues to implement additional price increases for a number of its products and believes that by the end of the first half of 2006, many of the commodity cost increases incurred in recent quarters by the Company should be largely offset by such price increases.

- The Company believes that it will achieve mid-to-high single digit organic sales growth in 2006, and, based on current business trends, believes that it will now achieve full-year earnings from continuing operations in a range of $2.40 to $2.50 per common share.

                                MASCO CORPORATION
                        BUSINESS AND FINANCIAL HIGHLIGHTS

FULL-YEAR OUTLOOK (CONCLUDED)

- In January 2006, the Company announced a plant closure in the Plumbing Products segment. The Company incurred $17 million pre-tax ($.03 per common share) of costs and charges associated with this plant closure in the Plumbing Products segment in the first quarter of 2006 and, as previously announced, expects to incur additional costs throughout 2006. These costs and other costs and charges related to the Company's profit improvement programs are anticipated to aggregate approximately $70 million pre-tax in 2006. Including this $70 million of anticipated costs (approximately $.11 per common share), earnings from continuing operations are expected to be in a range of $2.29 to $2.39 per common share in 2006.

- The Company's full-year guidance is based on housing starts declining five percent from 2005 levels, share repurchases of a minimum 20 million common shares, modest margin improvement reflecting selling price increases offsetting rising commodity costs and anticipated modest income from financial investments. The guidance also assumes no further significant commodity cost increases.

- The Company's previously announced guidance was for 2006 earnings from continuing operations to be in a range of $2.35 to $2.45 per common share and $2.24 to $2.34 per common share including planned costs and charges related to plant closures and other profit improvement programs.

- As previously announced, the Company will provide annual earnings guidance, but will no longer provide quarterly earnings guidance.

- The Company expects to continue to return a minimum of $1 billion annually to shareholders, on average, through share repurchases and dividends as part of its ongoing commitment to value creation. The Company has returned $3.6 billion to shareholders over the last three calendar years including 97 million of share repurchases and dividends. In the first quarter of 2006, the Company returned $408 million to shareholders through share repurchases and dividends.

- Diluted common shares for the computation of earnings per common share at April 1, 2006 are 406 million. This excludes the impact of any second quarter repurchases of common stock.

                                MASCO CORPORATION
                        BUSINESS AND FINANCIAL HIGHLIGHTS

     Statements contained herein may include certain forward-looking statements regarding Masco's future sales, earnings growth potential and other developments. Actual results may vary materially because of external factors such as housing starts, commodity costs, interest rate fluctuations, changes in consumer spending and other factors over which management has no control. The Company believes that certain non-GAAP performance measures and ratios, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. Non-GAAP performance measures and ratios should be viewed in addition to, and not as an alternative for, the Company's reported results under accounting principles generally accepted in the United States. Additional information about our products, markets and conditions, which could affect our future performance, is contained in the Company's filings with the Securities and Exchange Commission and is available on Masco's website at www.masco.com. Masco undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

                                       ###

                      MASCO CORPORATION - 1ST QUARTER 2006

Page
----
   1     Condensed Statements of Income - 2006 & 2005 Quarters

   2     Notes to Condensed Statements of Income - 2006 & 2005 Quarters

   3     Sales by Segment and Geographic Area - Three Months Ended March 31, 2006 & 2005

   4     2006 Quarterly Segment Data

   5     2005 Quarterly Segment Data - Excluding Goodwill Impairment Charge

   6     2005 Quarterly Segment Data - Including Goodwill Impairment Charge

   7     Other Income (Expense), Net - 2006 & 2005 Quarters

   8     Consolidated Statements of Income - Three Months Ended March 31, 2006 & 2005

   9     Consolidated Balance Sheets

         GAAP Reconciliations:

   10         Sales Growth Excluding Effect of Acquisitions & Currency Translation

   11         Operating Profit and Margins

   12         Operating Profit and Shareholders' Equity

   13    Discontinued Operations

                                MASCO CORPORATION
                         CONDENSED STATEMENTS OF INCOME
                            2006 & 2005 - BY QUARTER
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                                       2006
                                                           -----------------------------------------------------------
                                                             YEAR         QTR. 4      QTR. 3      QTR. 2       QTR. 1
                                                           ---------     ---------   ---------   ---------   ---------
Net  Sales:
  - North America                                                                                            $   2,669
  - International                                                                                                  517
                                                           ---------     ---------   ---------   ---------   ---------
  - Consolidated                                                                                                 3,186

Cost of Sales                                                                                                    2,306
                                                           ---------     ---------   ---------   ---------   ---------
Gross Profit                                                                                                       880
     (Gross Margin)                                                                                               27.6%

S,G&A  Expense (before GCE & (Gain) Loss on Sale of
  Corporate Fixed Assets)                                                                                          475
     (S,G&A Expense as a % of Sales)                                                                              14.9%
                                                           ---------     ---------   ---------   ---------   ---------

Operating Profit (before GCE, (Gain) Loss on Sale of
  Corporate Fixed Assets, Litigation (Income)
   & Goodwill Impairment Charge)                                                                                   405
     (Operating Margin)                                                                                           12.7%
  - North America                                                                                                  348
     (Margin)                                                                                                     13.0%
  - International                                                                                                   57
     (Margin)                                                                                                     11.0%

General Corporate Expense (GCE)                                                                                     48

S,G&A  Expense as a % of Sales (including GCE & (Gain)
  Loss on Sale of Corporate Fixed Assets)                                                                         16.4%

(Gain) Loss on Sale of Corporate Fixed Assets, Net                                                                  --

(Income) Regarding Litigation Settlement                                                                            --

Goodwill Impairment Charge                                                                                          --
                                                           ---------     ---------   ---------   ---------   ---------
Operating Profit per F/S                                                                                     $     357
                                                           =========     =========   =========   =========   =========
Earnings per Common Share (Diluted):

  Income from Continuing Operations Before Cumulative
    Effect of Accounting Change, Net                                                                         $    0.51

  (Loss) Income from Discontinued Operations                                                                        --

  Cumulative Effect of Accounting Change, Net                                                                    (0.01)
                                                           ---------     ---------   ---------   ---------   ---------
  Net Income                                                                                                 $    0.50
                                                           =========     =========   =========   =========   =========


                                                                                         2005
                                                           ------------------------------------------------------------
                                                             YEAR         QTR. 4       QTR. 3      QTR. 2      QTR. 1
                                                           ---------     ---------    ---------   ---------   ---------
Net  Sales:
  - North America                                          $  10,513     $   2,633    $   2,766   $   2,745   $   2,369
  - International                                              2,129           513          530         541         545
                                                           ---------     ---------    ---------   ---------   ---------
  - Consolidated                                              12,642         3,146        3,296       3,286       2,914

Cost of Sales                                                  9,033         2,279        2,350       2,318       2,086
                                                           ---------     ---------    ---------   ---------   ---------
Gross Profit                                                   3,609           867          946         968         828
     (Gross Margin)                                             28.5%         27.6%        28.7%       29.5%       28.4%

S,G&A  Expense (before GCE & (Gain) Loss on Sale of
  Corporate Fixed Assets)                                      1,785           438          438         460         449
     (S,G&A Expense as a % of Sales)                            14.1%         13.9%        13.3%       14.0%       15.4%
                                                           ---------     ---------    ---------   ---------   ---------
Operating Profit (before GCE, (Gain) Loss on Sale of
  Corporate Fixed Assets, Litigation (Income)
   & Goodwill Impairment Charge)                               1,824           429          508         508         379
     (Operating Margin)                                         14.4%         13.6%        15.4%       15.5%       13.0%
  - North America                                              1,577           377          441         440         319
     (Margin)                                                   15.0%         14.3%        15.9%       16.0%       13.5%
  - International                                                247            52           67          68          60
     (Margin)                                                   11.6%         10.1%        12.6%       12.6%       11.0%

General Corporate Expense (GCE)                                  192            47           51          48          46

S,G&A  Expense as a % of Sales (including GCE & (Gain)
  Loss on Sale of Corporate Fixed Assets)                       15.6%         15.2%        14.8%       15.5%       17.0%

(Gain) Loss on Sale of Corporate Fixed Assets, Net                (8)           (8)          --          --          --

(Income) Regarding Litigation Settlement                          (6)           --           (1)         (3)         (2)

Goodwill Impairment Charge                                        69            69           --          --          --
                                                           ---------     ---------    ---------   ---------   ---------
Operating Profit per F/S                                   $   1,577     $     321    $     458   $     463   $     335
                                                           =========     =========    =========   =========   =========
Earnings per Common Share (Diluted):

  Income from Continuing Operations Before Cumulative
    Effect of Accounting Change, Net                       $    2.03     $    0.34    $    0.60   $    0.62   $    0.47

  (Loss) Income from Discontinued Operations                    0.16          0.07         0.01        0.01        0.06

  Cumulative Effect of Accounting Change, Net                     --            --           --          --          --
                                                           ---------     ---------    ---------   ---------   ---------
  Net Income                                               $    2.19     $    0.41    $    0.61   $    0.64   $    0.52
                                                           =========     =========    =========   =========   =========


PLEASE SEE PAGE 2 FOR NOTES.

                                MASCO CORPORATION
                     NOTES TO CONDENSED STATEMENTS OF INCOME
                            2006 & 2005 - BY QUARTER


NOTES:

- Operating results exclude operations which were sold in 2005, all of which were treated as discontinued operations in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets."

- Operating results for the fourth quarter of 2005 reflect a non-cash, pre-tax charge for goodwill impairment of $69 million ($69 million or $.16 per common share, after tax) pertaining to European operations.

- Income from continuing operations in the third quarter of 2005 includes $43 million of pre-tax impairment charges ($.07 per common share, after tax) related to the Company's investments in certain marketable securities and private equity funds.

- Income from discontinued operations in the first quarter of 2005 ($.04 per common share, after tax) includes a net $10 million pre-tax gain from the sale of two businesses. Income from discontinued operations in the fourth quarter of 2005 includes a net $50 million pre-tax gain from the sale of two businesses.

- Per common share amounts for the four quarters of 2005 do not total to the per common share amount for the full-year due to the timing of capital stock transactions and the effect of contingently issuable shares.

                                MASCO CORPORATION
                      SALES BY SEGMENT AND GEOGRAPHIC AREA
                    THREE MONTHS ENDED MARCH 31, 2006 & 2005
                              (DOLLARS IN MILLIONS)


                                  Three Months Ended
                                       March 31,          1st Qtr '06
                                -----------------------       vs.
                                   2006         2005      1st Qtr '05
                                ----------   ----------   ----------
Cabinets & Related Products     $      852   $      783     +     9%

Plumbing Products                      797          760     +     5%

Installation & Other Services          806          693     +    16%

Decorative Architectural
 Products                              409          371     +    10%

Other Specialty Products               322          307     +     5%
                                ----------   ----------

    Total                       $    3,186   $    2,914     +     9%
                                ==========   ==========


North America                   $    2,669   $    2,369     +    13%

International, principally
Europe                                 517          545     -     5%
                                ----------   ----------

    Total, as above             $    3,186   $    2,914     +     9%
                                ==========   ==========


NOTES:

-    Data exclude discontinued operations.

- Excluding acquisitions, consolidated net sales increased nine percent, North American net sales increased twelve percent and International net sales decreased five percent (please see page 10 for the GAAP reconciliation).

- International sales in local currencies increased three percent compared with the first quarter of 2005 (please see page 10 for the GAAP reconciliation).

                                MASCO CORPORATION
                          QUARTERLY SEGMENT DATA - 2006
                              (DOLLARS IN MILLIONS)


                                                        Year     Qtr. 4     Qtr. 3      Qtr. 2         Qtr. 1
----------------------------------------------------   -------  --------   --------    --------    -------------
Net Sales:
  - Cabinets and Related Products                                                                  $         852
  - Plumbing Products                                                                                        797
  - Installation and Other Services                                                                          806
  - Decorative Architectural Products                                                                        409
  - Other Specialty Products                                                                                 322
                                                       -------  --------   --------    --------    -------------
  - TOTAL                                                                                                  3,186
                                                       =======  ========   ========    ========    =============

  - North America                                                                                          2,669
  - International, principally Europe                                                                        517
                                                       -------  --------   --------    --------    -------------
  - TOTAL, AS ABOVE                                                                                        3,186
                                                       =======  ========   ========    ========    =============
Operating Profit:
  - Cabinets and Related Products                                                                            121
  - Plumbing Products                                                                                         66
  - Installation and Other Services                                                                           95
  - Decorative Architectural Products                                                                         77
  - Other Specialty Products                                                                                  46
                                                       -------  --------   --------    --------    -------------
  - TOTAL                                                                                                    405
                                                       =======  ========   ========    ========    =============

  - North America                                                                                            348
  - International, principally Europe                                                                         57
                                                       -------  --------   --------    --------    -------------
  - TOTAL, AS ABOVE                                                                                          405
                                                       =======  ========   ========    ========    =============
General Corporate Expense (GCE)                                                                               48

(Gain) Loss on Sale of Corporate Fixed
 Assets, Net                                                                                                   --


(Income) Regarding Litigation Settlement                                                                      --
                                                       -------  --------   --------    --------    -------------
Operating Profit (after GCE and Adjustments)                                                                 357


Other Income (Expense), Net                                                                                  (30)
                                                       -------  --------   --------    --------    -------------
Income from Continuing Operations Before
  Income Taxes, Minority Interest and Cumulative
    Effect of Accounting Change, Net                                                               $         327
                                                       =======  ========   ========    ========    =============
Margins:
  - Cabinets and Related Products                                                                           14.2%
  - Plumbing Products                                                                                        8.3%
  - Installation and Other Services                                                                         11.8%
  - Decorative Architectural Products                                                                       18.8%
  - Other Specialty Products                                                                                14.3%
  - TOTAL                                                                                                   12.7%

  - North America                                                                                           13.0%
  - International, principally Europe                                                                       11.0%
  - TOTAL, AS ABOVE                                                                                         12.7%

NOTES:

- Operating profit and margins by segment and geographic area are before general corporate expense.

- Operating profit margin for the Plumbing Products segment includes $17 million of charges related to the Company's profit improvement programs. Excluding such charges, the operating profit margin in the Plumbing Products segment was 10.4 percent.

                                MASCO CORPORATION
                          QUARTERLY SEGMENT DATA - 2005
                      EXCLUDING GOODWILL IMPAIRMENT CHARGE
                              (DOLLARS IN MILLIONS)

                                                       Year         Qtr. 4        Qtr. 3        Qtr. 2        Qtr. 1
                                                     ---------     ---------     ---------     ---------     ---------
Net Sales:
  - Cabinets and Related Products                    $   3,324     $     842     $     861     $     838     $     783
  - Plumbing Products                                    3,176           786           807           823           760
  - Installation and Other Services                      3,063           799           807           764           693
  - Decorative Architectural Products                    1,681           351           453           506           371
  - Other Specialty Products                             1,398           368           368           355           307
                                                     ---------     ---------     ---------     ---------     ---------
  - TOTAL                                               12,642         3,146         3,296         3,286         2,914
                                                     =========     =========     =========     =========     =========

  - North America                                       10,513         2,633         2,766         2,745         2,369
  - International, principally Europe                    2,129           513           530           541           545
                                                     ---------     ---------     ---------     ---------     ---------
  - TOTAL, AS ABOVE                                     12,642         3,146         3,296         3,286         2,914
                                                     =========     =========     =========     =========     =========

Operating Profit:
  - Cabinets and Related Products                          515           128           137           134           116
  - Plumbing Products                                      374            84           103           108            79
  - Installation and Other Services                        382            90           110           102            80
  - Decorative Architectural Products                      278            45            78            96            59
  - Other Specialty Products                               275            82            80            68            45
                                                     ---------     ---------     ---------     ---------     ---------
  - TOTAL                                                1,824           429           508           508           379
                                                     =========     =========     =========     =========     =========

  - North America                                        1,577           377           441           440           319
  - International, principally Europe                      247            52            67            68            60
                                                     ---------     ---------     ---------     ---------     ---------
  - TOTAL, AS ABOVE                                      1,824           429           508           508           379
                                                     =========     =========     =========     =========     =========


General Corporate Expense (GCE)                            192            47            51            48            46

(Gain) Loss on Sale of Corporate Fixed Assets, Net          (8)           (8)           --            --            --

(Income) Regarding Litigation Settlement                    (6)           --            (1)           (3)           (2)
                                                     ---------     ---------     ---------     ---------     ---------
Operating Profit (after GCE and Adjustments)             1,646           390           458           463           335

Other Income (Expense), Net                               (165)          (43)          (59)          (41)          (22)
                                                     ---------     ---------     ---------     ---------     ---------
Income from Continuing Operations Before
  Income Taxes and Minority Interest                 $   1,481     $     347     $     399     $     422     $     313
                                                     =========     =========     =========     =========     =========

Margins:
  - Cabinets and Related Products                         15.5%         15.2%         15.9%         16.0%         14.8%
  - Plumbing Products                                     11.8%         10.7%         12.8%         13.1%         10.4%
  - Installation and Other Services                       12.5%         11.3%         13.6%         13.4%         11.5%
  - Decorative Architectural Products                     16.5%         12.8%         17.2%         19.0%         15.9%
  - Other Specialty Products                              19.7%         22.3%         21.7%         19.2%         14.7%
  - TOTAL                                                 14.4%         13.6%         15.4%         15.5%         13.0%

  - North America                                         15.0%         14.3%         15.9%         16.0%         13.5%
  - International, principally Europe                     11.6%         10.1%         12.6%         12.6%         11.0%
  - TOTAL, AS ABOVE                                       14.4%         13.6%         15.4%         15.5%         13.0%


NOTES:

-    Data exclude discontinued operations.

- Operating results above for the fourth quarter of 2005 exclude a non-cash, pre-tax charge for goodwill impairment of $69 million. The charge related to certain of the Company's European business units and was allocated among the Plumbing Products segment ($7 million); Decorative Architectural Products segment ($26 million); and Other Specialty Products segment ($36 million).

- Operating profit and margins by segment and geographic area are before general corporate expense, (gain) on sale of Corporate fixed assets and (income) regarding the litigation settlement.

                                MASCO CORPORATION
                          QUARTERLY SEGMENT DATA - 2005
                      INCLUDING GOODWILL IMPAIRMENT CHARGE
                              (DOLLARS IN MILLIONS)


                                                       Year         Qtr. 4        Qtr. 3        Qtr. 2        Qtr. 1
                                                     ---------     ---------     ---------     ---------     ---------
Net Sales:
  - Cabinets and Related Products                    $   3,324     $     842     $     861     $     838     $     783
  - Plumbing Products                                    3,176           786           807           823           760
  - Installation and Other Services                      3,063           799           807           764           693
  - Decorative Architectural Products                    1,681           351           453           506           371
  - Other Specialty Products                             1,398           368           368           355           307
                                                     ---------     ---------     ---------     ---------     ---------
  - TOTAL                                               12,642         3,146         3,296         3,286         2,914
                                                     =========     =========     =========     =========     =========

  - North America                                       10,513         2,633         2,766         2,745         2,369
  - International, principally Europe                    2,129           513           530           541           545
                                                     ---------     ---------     ---------     ---------     ---------
  - TOTAL, AS ABOVE                                     12,642         3,146         3,296         3,286         2,914
                                                     =========     =========     =========     =========     =========

Operating Profit:
  - Cabinets and Related Products                          515           128           137           134           116
  - Plumbing Products                                      367            77           103           108            79
  - Installation and Other Services                        382            90           110           102            80
  - Decorative Architectural Products                      252            19            78            96            59
  - Other Specialty Products                               239            46            80            68            45
                                                     ---------     ---------     ---------     ---------     ---------
  - TOTAL                                                1,755           360           508           508           379
                                                     =========     =========     =========     =========     =========


  - North America                                        1,577           377           441           440           319
  - International, principally Europe                      178           (17)           67            68            60
                                                     ---------     ---------     ---------     ---------     ---------
  - TOTAL, AS ABOVE                                      1,755           360           508           508           379
                                                     =========     =========     =========     =========     =========


General Corporate Expense (GCE)                            192            47            51            48            46

(Gain) Loss on Sale of Corporate Fixed Assets, Net          (8)           (8)           --            --            --

(Income) Regarding Litigation Settlement                    (6)           --            (1)           (3)           (2)
                                                     ---------     ---------     ---------     ---------     ---------
Operating Profit (after GCE and Adjustments)             1,577           321           458           463           335

Other Income (Expense), Net                               (165)          (43)          (59)          (41)          (22)
                                                     ---------     ---------     ---------     ---------     ---------
Income from Continuing Operations Before
  Income Taxes and Minority Interest                 $   1,412     $     278     $     399     $     422     $     313
                                                     =========     =========     =========     =========     =========

Margins:
  - Cabinets and Related Products                         15.5%         15.2%         15.9%         16.0%         14.8%
  - Plumbing Products                                     11.6%          9.8%         12.8%         13.1%         10.4%
  - Installation and Other Services                       12.5%         11.3%         13.6%         13.4%         11.5%
  - Decorative Architectural Products                     15.0%          5.4%         17.2%         19.0%         15.9%
  - Other Specialty Products                              17.1%         12.5%         21.7%         19.2%         14.7%
  - TOTAL                                                 13.9%         11.4%         15.4%         15.5%         13.0%

  - North America                                         15.0%         14.3%         15.9%         16.0%         13.5%
  - International, principally Europe                      8.4%         -3.3%         12.6%         12.6%         11.0%
  - TOTAL, AS ABOVE                                       13.9%         11.4%         15.4%         15.5%         13.0%


NOTES:

-    Data exclude discontinued operations.

- Operating results above for the fourth quarter of 2005 include a non-cash, pre-tax charge for goodwill impairment of $69 million. The charge related to certain of the Company's European business units and was allocated among the Plumbing Products segment ($7 million); Decorative Architectural Products segment ($26 million); and Other Specialty Products segment ($36 million).

- Operating profit and margins by segment and geographic area are before general corporate expense, (gain) on sale of Corporate fixed assets and (income) regarding the litigation settlement.

                                MASCO CORPORATION
                           OTHER INCOME (EXPENSE), NET
                            2006 & 2005 - BY QUARTER
                                  (IN MILLIONS)

                                                            2006                                           2005
                                              ---------------------------------------  -------------------------------------------
                                              YEAR  QTR. 4 QTR. 3   QTR. 2    QTR. 1     YEAR   QTR. 4    QTR. 3   QTR. 2  QTR. 1
                                              ---- ------- ------- --------- --------  -------  --------  --------  ------  ------
Interest Expense                                                             $    (64) $  (247) $    (66) $    (64) $  (58) $  (59)

Income from Cash and Cash Investments                                              14       36        14        11       6       5

Other Interest Income                                                               1        7         2         3       1       1

Realized Gains from Financial Investments, Net                                      6       98         6        23      28      41

Dividend Income                                                                     6       16         4         4       4       4

Impairment Charge for Marketable Securities                                        --      (30)       --       (28)     (2)     --

Impairment Charge for Private Equity Funds                                         --      (15)       --       (15)     --      --

Other, Net                                                                          7      (30)       (3)        7     (20)    (14)
                                              ---- ------- ------- --------- --------  -------  --------  --------  ------  ------
Total Other Income (Expense), Net                                            $    (30) $  (165) $    (43) $    (59) $  (41)  $ (22)
                                              ==== ======= ======= ========= ========  =======  ========  ========  ======  ======


NOTES:

-    Data exclude discontinued operations.

- Other, net, for the first quarter of 2006 includes $4 million of realized currency transaction gains; 2005 includes $13 - million of realized currency transaction losses.

                                MASCO CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME
                FOR THE THREE MONTHS ENDED MARCH 31, 2006 & 2005
             (DOLLARS AND SHARES IN MILLIONS, EXCEPT PER SHARE DATA)


                                                                                                       As a Percent
                                                                                     Three               of Sales
                                                                                  Months Ended           3 Months
                                                                                     March 31,        Ended March 31,
                                                                      %         -----------------    -----------------
Line                                                                Change       2006       2005      2006       2005
                                                                    -------     ------     ------    ------     ------
  1  Net Sales                                                           9%     $3,186     $2,914    100.0%     100.0%

  2  Cost of Sales                                                      11%      2,306      2,086     72.4%      71.6%
                                                                                ------     ------    -----      -----
  3  Gross Profit                                                        6%        880        828     27.6%      28.4%
                                                                                ------     ------    -----      -----
      Operating Profit:

  4   - Before GCE, Litigation (Income), (Gain) on Sale of
        Corporate Fixed Assets and Goodwill Impairment Charge(3-8)       7%        405        379     12.7%      13.0%

  5   - After GCE, Litigation (Income), (Gain) on Sale of
        Corporate Fixed Assets and Goodwill Impairment Charge
        (3-9-10-11)                                                      7%        357        335     11.2%      11.5%
                                                                                ------     ------    -----      -----

     S,G&A Expense:

  6   - General Corporate Expense (GCE)                                  4%         48         46      1.5%       1.6%

  7   - (Gain) loss on Sale of Corporate Fixed Assets, Net                          --         --       --         --

  8   - All Other                                                        6%        475        449     14.9%      15.4%
                                                                                ------     ------    -----      -----
  9   - Total S,G&A Expense                                              6%        523        495     16.4%      17.0%
                                                                                ------     ------    -----      -----
 10  Goodwill Impairment Charge                                                     --         --

 11  (Income) Regarding Litigation Settlement                                       --         (2)      --       -0.1%

 12  Other Income (Expense), Net                                                   (30)       (22)    -0.9%      -0.8%
                                                                                ------     ------    -----      -----

 13  Income from Continuing Operations Before Income Taxes, Minority
       Interest and Cumulative Effect of Accounting Change, Net
       (5+12)                                                            4%        327        313     10.3%      10.7%

 14  Income Taxes                                                       12%        113        101      3.5%       3.5%
       (Tax Rate)                                                                 34.6%      32.3%
                                                                                ------     ------    -----      -----

 15  Income from Continuing Operations Before Minority Interest
       and Cumulative Effect of Accounting Change, Net                   1%        214        212      6.7%       7.3%

 16  Minority Interest                                                              (6)        (5)    -0.2%      -0.2%
                                                                                ------     ------    -----      -----

 17  Income from Continuing Operations Before Cumulative
       Effect of Accounting Change, Net                                  0%        208        207      6.5%       7.1%

 18  (Loss) Income from Discontinued Operations, Net of Income Taxes                (1)        24      0.0%       0.8%

 19  Cumulative Effect of Accounting Change, Net                                    (3)        --     -0.1%       0.0%
                                                                                ------     ------    -----      -----

 20  Net Income                                                        -12%       $204       $231      6.4%       7.9%
                                                                                ======     ======    =====      =====

     Earnings Per Common Share (Diluted):

         Income from Continuing Operations Before Cumulative Effect
         of Accounting Change, Net                                       8%      $0.51      $0.47

         (Loss) Income from Discontinued Operations, Net of Income
          Taxes                                                                     --       0.06

         Cumulative Effect of Accounting Change, Net                             (0.01)        --
                                                                                ------     ------
         Net Income                                                     -5%      $0.50      $0.52
                                                                                ======     ======

     Average (Diluted) Common Shares                                    -7%        411        443

                                MASCO CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                                  (IN MILLIONS)

                                                           March 31,   December 31,
ASSETS                                                       2006        2005
                                                          ----------   ------------
Current Assets:

   Cash and Cash Investments                              $      682   $    1,964

   Receivable, Net                                             1,965        1,716

   Inventories                                                 1,256        1,127

   Prepaid Expenses and Other                                    316          316
                                                          ----------   ----------
     Total Current Assets                                      4,219        5,123

Property and Equipment, Net                                    2,228        2,173

Goodwill                                                       4,189        4,171

Other Intangible Assets, Net                                     304          307

Other Assets                                                     815          785
                                                          ----------   ----------
     Total Assets                                         $   11,755   $   12,559
                                                          ==========   ==========


LIABILITIES

Current Liabilities:

   Notes Payable                                          $    1,179   $      832

   Accounts Payable                                              945          837

   Accrued Liabilities                                         1,242        1,225
                                                          ----------   ----------
     Total Current Liabilities                                 3,366        2,894

Long-Term Debt                                                 2,780        3,915

Deferred Income Taxes and Other                                  927          902
                                                          ----------   ----------
     Total Liabilities                                         7,073        7,711


SHAREHOLDERS' EQUITY                                           4,682        4,848
                                                          ----------   ----------
     Total Liabilities and Shareholders' Equity           $   11,755   $   12,559
                                                          ==========   ==========


                                MASCO CORPORATION
                       GAAP RECONCILIATION OF SALES GROWTH
             EXCLUDING EFFECT OF ACQUISITIONS & CURRENCY TRANSLATION
                                  (IN MILLIONS)


                                                             Three Months Ended
                                                                 March 31,
                                                          -----------------------
                                                             2006         2005
                                                          ----------   ----------
Consolidated Net Sales, as reported                       $    3,186   $    2,914

   - Acquisitions                                                 (6)          --
                                                          ----------   ----------
Consolidated Net Sales (excl. acquisitions)               $    3,180   $    2,914
                                                          ==========   ==========

North American Net Sales, as reported                     $    2,669   $    2,369

   - Acquisitions                                                 (6)          --
                                                          ----------   ----------
North American Net Sales (excl. acquisitions)             $    2,663   $    2,369
                                                          ==========   ==========

International Net Sales, as reported                      $      517   $      545

   - Acquisitions                                                 --           --
                                                          ----------   ----------
International Net Sales (excl. acquisitions)                     517          545

   - Currency Translation                                         45           --
                                                          ----------   ----------
International Net Sales (excl. acquisitions & currency)   $      562   $      545
                                                          ==========   ==========


NOTES:

The Company presents information comparing results from one period to another excluding the results of businesses acquired in order to assess the performance of the underlying businesses and to assess to what extent acquisitions are driving growth.

The Company also presents information comparing results of International operations from one period to another using constant exchange rates. To present this information, current period results for foreign entities are converted into U.S. dollars using the prior period's exchange rates, rather than exchange rates for the current period. The Company presents this information in order to assess how the underlying businesses performed in local currencies before taking into account currency fluctuations.

                                MASCO CORPORATION
               GAAP RECONCILIATION OF OPERATING PROFIT AND MARGINS
                              (DOLLARS IN MILLIONS)


                                                                            THREE MONTHS ENDED MARCH 31,
                                                                    -------------------------------------------
                                                                           2006                    2005
                                                                    -------------------     -------------------
                                                                       $        Margin          $       Margin
                                                                    --------   --------     --------   --------
Operating Profit, As Reported                                       $    357       11.2%    $    335       11.5%

Profit improvement programs Plumbing Products segment                     17                      --

(Income) Regarding Litigation Settlement                                  --                      (2)
                                                                    --------                --------

Operating Profit, As Reconciled                                     $    374       11.7%    $    333       11.4%
                                                                    ========                ========

NOTE:

The Company believes that certain non-GAAP performance measures and ratios, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. Non-GAAP performance measures and ratios should be viewed in addition to, and not as an alternative for, the Company's reported results under accounting principles generally accepted in the United States.

                                MASCO CORPORATION
        GAAP RECONCILIATION OF OPERATING PROFIT AND SHAREHOLDERS' EQUITY
                                  (IN MILLIONS)

                                                              TWELVE
                                                            MONTHS ENDED
                                                             MARCH 31,
                                                               2006
                                                          ---------------
Operating Profit As Reported                              $         1,599

Goodwill Impairment Charge                                             69

(Income) Regarding Litigation Settlement                               (4)
                                                          ---------------

Operating Profit, As Reconciled                           $         1,664
                                                          ===============


                                                            TWELVE MONTHS ENDED
                                                                  MARCH 31,
                                                          ------------------------
                                                             2006          2005
                                                          ----------    ----------
Shareholders' Equity, As Reported                         $    4,682    $    5,008

Goodwill Impairment Charge (after tax)                            69           104

(Income) Regarding Litigation Settlement (after tax)              (3)           (7)
                                                          ----------    ----------

Shareholders' Equity, As Reconciled                       $    4,748    $    5,105
                                                          ==========    ==========


NOTES:

Data exclude discontinued operations.

The Company believes that certain non-GAAP performance measures and ratios, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. Non-GAAP performance measures and ratios should be viewed in addition to, and not as an alternative for, the Company's reported results under accounting principles generally accepted in the United States.

This information is provided as detail for the calculation of return on invested capital ("ROIC") which is calculated as after-tax operating profit (last twelve months, as reconciled) divided by the total of average debt (net of average cash) and average shareholders' equity.

                                MASCO CORPORATION
                             DISCONTINUED OPERATIONS
                                  (IN MILLIONS)


                                                                          Three Months Ended
                                                                               March 31,
                                                                         --------------------
                                                                           2006        2005
                                                                         --------    --------
Net Sales                                                                $     --    $     72
                                                                         ========    ========

Income from Discontinued Operations                                      $     --    $     11

(Loss) Gain on Disposal of Discontinued Operations, Net                        (1)         11
                                                                         --------    --------
(Loss) Income Before Income Taxes                                              (1)         22

Income Tax (Expense) Benefit                                                   --           2
                                                                         --------    --------

   (Loss) Income from Discontinued Operations, Net of Income Taxes       $     (1)   $     24
                                                                         ========    ========

NOTES:

The information for discontinued operations is for the period prior to the respective dates of disposition.